                                                                    EXHIBIT 10.6

                             DENDREON CORPORATION

                           SERIES E PREFERRED STOCK

                              PURCHASE AGREEMENT

                               September 3, 1999

                               TABLE OF CONTENTS

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                                                                            PAGE
1.   AGREEMENT TO SELL AND PURCHASE........................................    1

     1.1      Sale and Issuance of Shares..................................    1

     1.2      Closing......................................................    1

     1.3      Subsequent Sale of Shares....................................    2

     1.4      Delivery.....................................................    2

2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................    2

     2.1      Organization; Good Standing; Qualifications..................    2

     2.2      Authorization................................................    3

     2.3      Valid Issuance of Preferred and Common Stock.................    3

     2.4      Governmental Consents........................................    3

     2.5      Capitalization and Voting Rights.............................    4

     2.6      Subsidiaries.................................................    5

     2.7      Financial Statements.........................................    5

     2.8      Tax Returns, Payments and Elections..........................    5

     2.9      Contracts and Other Commitments..............................    5

     2.10     Registration Rights..........................................    6

     2.11     Compliance With Other Instruments............................    6

     2.12     Litigation...................................................    6

     2.13     Disclosure...................................................    7

     2.14     Offering.....................................................    7

     2.15     Proprietary Information and Inventions Agreements............    7

     2.16     Section 83(b) Elections......................................    7

     2.17     Compliance with Applicable Securities Laws...................    7

     2.18     Compliance with Laws.........................................    7

     2.19     Patents, Trademarks, Etc.....................................    8

     2.20     Title to and Condition of Properties.........................    8

     2.21     Basic Financial Information And Reporting....................    8

3.   REPRESENTATIONS AND WARRANTIES OF INVESTORS...........................    9

     3.1      Authorization................................................    9

     3.2      Purchase Entirely for Own Account............................    9

                                    i.

                               TABLE OF CONTENTS
                                  (CONTINUED)

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     3.3      Reliance Upon Investors' Representations....................   10

     3.4      Receipt of Information......................................   10

     3.5      Investment Experience.......................................   10

     3.6      Accredited Investor or Qualified Regulation S Purchaser.....   10

     3.7      Restricted Securities.......................................   12

     3.8      Legends.....................................................   12

     3.9      Public Sale.................................................   13

     3.10     Investor Location...........................................   13

4.   CONDITIONS OF INVESTORS' OBLIGATIONS AT CLOSING......................   13

     4.1      Representations and Warranties..............................   14

     4.2      Performance.................................................   14

     4.3      Compliance Certificate......................................   14

     4.4      Qualifications..............................................   14

     4.5      Stockholders' Agreement.....................................   14

     4.6      Opinion of Company Counsel..................................   14

5.   CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING...................   14

     5.1      Representations and Warranties..............................   14

     5.2      Qualifications..............................................   15

6.   MISCELLANEOUS........................................................   15

     6.1      Entire Agreement............................................   15

     6.2      Survival of Warranties......................................   15

     6.3      Successors and Assigns......................................   15

     6.4      Governing Law...............................................   15

     6.5      Counterparts................................................   15

     6.6      Titles and Subtitles........................................   16

     6.7      Notices.....................................................   16

     6.8      Payment of Fees and Expenses................................   16

     6.9      Amendments and Waivers......................................   16

     6.10     Severability................................................   16
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                                      ii.


                               TABLE OF CONTENTS
                                  (CONTINUED)

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                                                                            PAGE
     6.11     California Corporate Securities Law.........................   16

     6.12     Effect of Amendment or Waiver...............................   17

     6.13     Rights of Investors.........................................   17

     6.14     Exculpation Among Investors.................................   17

     6.15     Qualified Small Business Stock..............................   17

Schedule 1     -    First Closing Investors
Schedule 2     -    Schedule of Exceptions

                                     iii.

                             DENDREON CORPORATION

                           SERIES E PREFERRED STOCK
                              PURCHASE AGREEMENT

     This Stock Purchase Agreement (the "Agreement") is made as of the 3rd day of September 1999, by and between Dendreon Corporation, a Delaware corporation (the "Company"), and each of those persons and entities, severally and not jointly, whose names are set forth on Schedule 1 attached hereto (which persons and entities are hereinafter collectively referred to as "Investors" and each individually as an "Investor").

                                   Recitals

     Whereas, the Company has authorized the sale and issuance of an aggregate of four million seven hundred five thousand eight hundred eighty-two (4,705,882) shares of its Series E Preferred Stock (the "Shares");

     Whereas, the Investors desire to purchase the Shares on the terms and conditions set forth herein; and

     Whereas, the Company desires to issue and sell the Shares to Investors on the terms and conditions set forth herein.

     Now, Therefore, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

     1.   Agreement to Sell and Purchase.

          1.1  Sale and Issuance of Shares.

               (a) The Company shall adopt and file with the Secretary of State of Delaware prior to the Closing (as defined below) an Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit A (the
                                                            ---------
"Restated Certificate").


               (b) Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase at the Closing and the Company agrees to sell and issue to each Investor, severally and not jointly, at the Closing that number of Shares set forth opposite each Investor's name on
Schedule 1 hereto at a price of $4.25 per share. The Shares will have the rights, preferences and privileges set forth in the Restated Certificate.

          1.2  Closing.

               The first closing for the purchase and sale of the Shares shall take place at the offices of Cooley Godward llp, Palo Alto, California, at 4:30 p.m., on September 3, 1999 (the "First Closing"), or at such other time and place as the Company and Investors acquiring in the aggregate more than half the Shares being sold pursuant hereto at such closing shall mutually agree, either orally or in writing.

                                       1.

          1.3  Subsequent Sale of Shares.

               Subject to the terms and conditions of this Agreement, in the event that not all of the authorized Shares are sold at the First Closing the Company may sell in one or more additional Closings, on or before December 31, 1999 (each, a "Subsequent Closing"), any authorized but unissued Shares at the same price per share as the Shares purchased and sold at the First Closing. Any such investor at a Subsequent Closing shall then become an "Investor" under this Agreement. At or prior to a Subsequent Closing, any such Investor shall execute a counterpart copy of this Agreement and any related agreements or other documents required to be executed hereunder, and shall thereupon become a party to this Agreement, the Stockholders' Agreement (as defined below) and any Ancillary Agreements (as defined below), and shall have the rights and obligations of an Investor hereunder and thereunder. The First Closing and any Subsequent Closing shall be referred to collectively herein as the "Closings" and singularly as a "Closing."

          1.4  Delivery.

               At the Closing, the Company shall deliver to each Investor a certificate representing the Shares that such Investor is purchasing against payment of the purchase price therefor by check, wire transfer, cancellation of indebtedness, or such other form of payment as shall be mutually agreed upon by such Investor and the Company. In the event that payment by an Investor is made, in whole or in part, by cancellation or conversion of indebtedness, then such Investor shall surrender to the Company for cancellation at the Closing any evidence of such indebtedness or shall execute an instrument of cancellation in form and substance acceptable to the Company. In addition, the Company at the Closing shall deliver to any Investor choosing to pay any part of the purchase price of the Shares by cancellation of indebtedness, a check in the amount of any uncancelled interest accrued on such indebtedness through the Closing, or the number of Shares such interest would purchase at the purchase price of $4.25 per share, plus a check in lieu of any fractional share in the amount of any remaining interest in an amount less than $4.25.

     2.   Representations and Warranties of the Company.

          The Company hereby represents and warrants to each Investor that, on the date of this Agreement, except as set forth in the Schedule of Exceptions attached hereto as Schedule 2:

          2.1  Organization; Good Standing; Qualifications.

               The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted, to execute and deliver this Agreement, the Fourth Amended and Restated Stockholders' Agreement attached hereto as Exhibit B (the "Stockholders'
                                           ---------
Agreement"), and any other agreement to which the Company is a party the execution and delivery of which is contemplated hereby (the "Ancillary Agreements"), to issue and sell the Shares and the Common Stock issuable upon conversion thereof, and to carry out the provisions of this Agreement, the Stockholders' Agreement, the Restated Certificate and any

                                       2.

Ancillary Agreements. The Company is in possession of and operating in compliance with all authorizations, licenses, permits, consents, certificates and orders material to the conduct of its business, all of which are valid and in full force and effect. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to qualify would have a material adverse effect on its business, properties, prospects, or financial condition.

          2.2  Authorization.

               All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Stockholders' Agreement and any Ancillary Agreements, the performance of all obligations of the Company hereunder and thereunder at each Closing and the authorization, issuance (or reservation for issuance), sale, and delivery of the Shares being sold hereunder and the Common Stock issuable upon conversion thereof has been taken or will be taken prior to each Closing, and this Agreement, the Stockholders' Agreement and any Ancillary Agreements constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and (iii) to the extent the indemnification provisions contained in the Stockholders' Agreement may be limited by applicable federal or state securities laws.

          2.3  Valid Issuance of Preferred and Common Stock.

               The Shares that are being purchased by the Investors hereunder, when issued, sold, and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Stockholders' Agreement and under the Company's Bylaws (the "Bylaws") and applicable state and federal securities laws. The Common Stock issuable upon conversion of the Shares purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Stockholders' Agreement and under the Bylaws and applicable state and federal securities laws.

          2.4  Governmental Consents.

               No consent, approval, qualification, order or authorization of, or filing with, any local, state, or federal governmental authority is required on the part of the Company in connection with the Company's valid execution, delivery, or performance of this Agreement, the offer, sale or issuance of the Shares by the Company or the issuance of Common Stock upon conversion of the Shares, except (i) the filing of the Restated Certificate with the Secretary of State of the State of Delaware, and (ii) such filings as have been made prior to the Closing, and any notices of sale required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act of 1933, as amended (the "Securities Act"), or such post-

                                       3.

closing filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor.

          2.5  Capitalization and Voting Rights.

               The authorized capital stock of the Company consists, or will consist prior to the Closing, of:

               (a) Preferred Stock. 13,722,936 shares of Preferred Stock, $.001 par value (the "Preferred Stock"), of which 507,500 shares have been designated Series A Preferred Stock, 499,999 of which are issued and outstanding; 4,264,375 shares have been designated Series B Preferred Stock, 4,264,346 of which are issued and outstanding; 3,308,179 shares have been designated Series C Preferred Stock, 3,308,179 of which are issued and outstanding; 937,000 shares have been designated Series D Preferred Stock, 937,000 of which are issued and outstanding; and 4,705,882 shares have been designated Series E Preferred Stock, none of which will be issued and outstanding prior to the First Closing. The rights, privileges and preferences of the Series A, Series B, Series C, Series D and Series E Preferred Stock will be as stated in the Restated Certificate.

               (b) Common Stock. 18,100,000 shares of common stock ("Common Stock") $.001 par value, of which 961,911 shares are issued and outstanding.

               (c) The outstanding shares of Common Stock have been issued in accordance with the registration or qualification provisions of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom.

               (d) There are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), or agreements for the purchase or acquisition from the Company of any shares of its capital stock except for (a) the conversion privileges of the Series A, Series B, Series C and Series D Preferred Stock outstanding or issuable pursuant to outstanding warrants; (b) outstanding options to purchase 72,879 shares of the Company's Common Stock pursuant to its 1993 Stock Option Plan (the "1993 Option Plan"); (c) outstanding options to purchase 1,669,833 shares of the Company's Common Stock pursuant to its 1996 Equity Incentive Plan (the "1996 Plan"); (d) outstanding warrants to purchase 226,627 shares of the Company's Common Stock;
(e) outstanding warrants to purchase 7,500 shares of the Company's Series A Preferred Stock; and (f) rights held by certain of the Company's stockholders pursuant to the Third Amended and Restated Stockholders' Agreement, dated as of July 10, 1998 (the " Prior Stockholders' Agreement"). The Company does not anticipate issuing any additional options to purchase shares of its Common Stock pursuant to the 1993 Option Plan. The Company has reserved 3,500,000 shares of its Common Stock for issuance under the 1996 Plan, of which 1,024,978 shares remain available for grant as of the date hereof. The Company is not a party or subject to any agreement or understanding, and, to the best of the Company's knowledge, there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Company, except for the Stockholders' Agreement.

                                       4.

          2.6  Subsidiaries.

               The Company has no subsidiaries and does not otherwise own or control, directly or indirectly, any other corporation, association, or other business entity.

          2.7  Financial Statements.

               The Company has delivered to each Investor its audited financial statements (balance sheet, statement of profit and loss, statement of stockholders equity and statement of cash flows) for the fiscal year ended December 31, 1998, its unaudited financial statements (balance sheet, statement of profit and loss, statement of stockholders equity and statement of cash flows) for the three month period ended March 31, 1999 and its unaudited financial statements (balance sheet, statement of profit and loss, statement of stockholders equity and statement of cash flows) for the three month period ended June 30, 1999 (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") (except that the unaudited financial statements do not contain all footnotes required by GAAP) applied on a consistent basis throughout the periods indicated. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject, in the case of the unaudited financial statements, to normal year-end audit adjustments, which adjustments the Company believes will not be material. Except for spending in accordance with its current plan, since December 31, 1998, there has been no material adverse change in the operations or financial condition of the Company.

          2.8  Tax Returns, Payments and Elections.

               All material tax returns required to be filed by the Company in any jurisdiction (including foreign jurisdictions) have been timely filed, and all material taxes, assessments, fees and other charges (including, without limitation, withholding taxes, penalties and interest) due or claimed to be due from the Company that are due and payable have been paid, other than those (i) being contested in good faith and for which an adequate reserve or accrual has been established or (ii) those currently payable without penalty or interest and for which an adequate reserve or accrual has been established or extensions duly filed. The Company knows of no actual or proposed additional tax assessments or any reason for the imposition or proposal of any additional tax assessments for any fiscal period against the Company that would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company. Neither the Company's income nor franchise tax returns are under audit and no waivers of the statute of limitations or extensions of time with respect to any tax returns have been granted by the Company.

          2.9  Contracts and Other Commitments.

               The Company does not have any material contract, agreement, lease or commitment, written or oral, absolute or contingent, other than (i) contracts for the purchase of supplies and services that were entered into in the ordinary course of business and that do not involve more than $200,000, and do not extend for more than one (1) year beyond the date hereof; and (ii) contracts terminable at will by the Company on no more than thirty (30) days'

                                       5.

notice without cost or liability to the Company and that do not involve any employment or consulting arrangement and are not material to the conduct of the Company's business. For the purpose of this paragraph, material employment and consulting contracts and contracts with labor unions, and license agreements and any other agreements relating to the acquisition or disposition of the Company's technology (other than standard end-user license agreements) shall not be considered to be contracts entered into in the ordinary course of business.

          2.10  Registration Rights.

                Except as provided in the Stockholders' Agreement, the Company is not obligated to register under the Securities Act any of its presently outstanding securities or any of its securities that may subsequently be issued.

          2.11  Compliance With Other Instruments.

                The Company is not in violation or default in any respect of any provision of its Restated Certificate or Bylaws or in any material respect of any provision of any mortgage, indenture, agreement, instrument, or contract to which it is a party or by which it is bound or, to the best of its knowledge, of any federal or state judgment, order, writ, decree, statute, rule, or regulation applicable to the Company. The execution, delivery, and performance by the Company of this Agreement, the Stockholders' Agreement and any Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in material conflict with or constitute, with or without the passage of time or giving of notice, either a material default under any such provision or an event that results in the creation of any material lien, charge, or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations, or any of its assets or properties.

          2.12  Litigation.

                There is no action, suit, proceeding, or investigation pending or currently threatened against the Company that (i) questions the validity of this Agreement, the Stockholders' Agreement and any Ancillary Agreements or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or (ii) that might result, either individually or in the aggregate, in any material adverse change in the assets, business, properties, prospects, or financial condition of the Company, or in any material change in the current equity ownership of the Company. The foregoing includes, without limitation, any action, suit, proceeding, or investigation pending or currently threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, their obligations under any agreements with prior employers, or negotiations by the Company with potential backers of, or investors in, the Company or its proposed business. The Company is not a party to, or to the best of its knowledge, named in any order, writ, injunction, judgment, or decree of any court, government agency, or instrumentality. There is no action, suit, or proceeding by the Company currently pending or that the Company currently intends to initiate.

                                       6.

          2.13  Disclosure.

                The Company has provided each Investor with all the information reasonably available to it without undue expense that such Investor has requested for deciding whether to purchase the Shares and all information that the Company has and that it believes is reasonably necessary to enable such Investor to make such decision. Neither this Agreement nor any other written statements or certificates made or delivered pursuant to this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein or therein not misleading.

          2.14  Offering.

                Subject in part to the truth and accuracy of each Investor's representations set forth in this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

          2.15  Proprietary Information and Inventions Agreements.

                Each employee and officer of the Company has executed a Proprietary Information and Inventions Agreement substantially in the form attached hereto as Exhibit D.
                   ---------

          2.16  Section 83(b) Elections.

                To the best of the Company's knowledge, all individuals who have purchased shares of the Company's Common Stock that are subject to vesting restrictions have timely filed elections under Section 83(b) of the Internal Revenue Code and any analogous provisions of applicable state tax laws.

          2.17  Compliance with Applicable Securities Laws.

                The Company will comply with the requirements of Regulation S promulgated under the Securities Act and/or Regulation D promulgated under the Securities Act, as applicable, and with Section 25102(f) of the California Corporate Securities Law, as amended, and any other applicable state securities laws in connection with the offer and sale of Shares to any Investor.

          2.18  Compliance with Laws.

                The Company has obtained all licenses, permits, franchises or other governmental authorizations necessary for the ownership or operation of its properties or the conduct of its business as currently conducted, except as would not have a material adverse effect on the Company. The Company is not in violation of any law applicable to the ownership or operation of its properties or the conduct of its business, except as would not have a material adverse effect on the Company.

                                       7.

          2.19  Patents, Trademarks, Etc.

                To the best of the Company's knowledge, the Company owns, or is licensed under, and has the right to use, all patents, trademarks, trade names, copyrights, technology, know how and processes (collectively, "Intellectual Property") necessary for the conduct of its business as now conducted and as proposed to be conducted. The consummation of the transactions contemplated by this Agreement will not alter or impair any such rights. The Company has not received any communications asserting the rights to use the Company's Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement related thereto, nor has the Company received any communications asserting that the use of such Intellectual Property by the Company infringes on the rights of any person. No officer, director or employee of the Company owns or holds, directly or indirectly, any interest in the Company's Intellectual Property. Neither the Company nor, to the best of the Company's knowledge, any of its employees, is in violation of any agreement or commitment to any prior employer or any other person in regard to the ownership of inventions or developments or the maintenance of confidentiality of trade secrets.

          2.20  Title to and Condition of Properties.

                Except (i) as reflected in the Financial Statements (as defined in paragraph 2.7), (ii) for liens for current taxes not yet delinquent, (iii) for liens imposed by law and incurred in the ordinary course of business for obligations not past due to carriers, warehousemen, laborers, materialmen and the like, (iv) for liens in respect of pledges or deposits under workers' compensation laws or similar legislation, or (v) for minor defects in title, none of which, individually or in the aggregate, materially interferes with the use of such property, the Company (a) has good and marketable title to all the real or personal properties and other assets (tangible, intangible or mixed) it purports to own, free and clear of all material liens, and (b) enjoys peaceful and undisturbed possession under all material leases to which the Company is a party as lessee. All material leases and other material agreements to which the Company is a party are valid and binding and in full force and effect. No default has occurred or is continuing under such leases and other agreements, and no consent need be obtained (other than consents that will be obtained prior to the Closing) from any person in respect of any such lease or agreement in connection with the transactions contemplated by this Agreement, except to the extent that any such defaults, or the failure to obtain any such consents, could not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company. The properties used in the conduct of the business of the Company are in good repair and working order, except to such extent as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company. The Company maintains such insurance as may be required by law and such other insurance, to such extent and against such hazards and liabilities, as the Company believes is reasonably necessary.

          2.21  Basic Financial Information And Reporting.

                (a) As soon as practicable after the end of each fiscal year of the Company, the Company will furnish each Investor a consolidated balance sheet of the Company, as at the end of such fiscal year, and a consolidated statement of income and a consolidated statement of cash flows of the Company, for such year, all prepared in accordance with generally

                                       8.

accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company's Board of Directors.

                (b) The Company will furnish each Investor, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, a consolidated balance sheet of the Company as of the end of each such quarterly period, and a consolidated statement of income and a consolidated statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

     3.   Representations and Warranties of Investors.

          Each Investor hereby, severally and not jointly, represents and warrants that:

          3.1   Authorization.

                Such Investor has full power and authority to enter into this Agreement and that this Agreement constitutes a valid and legally binding obligation of such Investor.

          3.2   Purchase Entirely for Own Account.

                (a)  This Agreement is made with each Investor identified on
Schedule 1 as a Regulation D Investor (each a "Regulation D Investor") in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Shares to be purchased by such Investor and the Common Stock issuable upon conversion thereof (collectively, the "Regulation D Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Regulation D Securities.

                (b)  This Agreement is made with each Investor identified on
Schedule 1 as a Regulation S Investor (each a "Regulation S Investor") in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Shares to be purchased by such Investor and the Common Stock issuable upon conversion thereof (collectively, the "Regulation S Securities") (the Regulation D Securities and the Regulation S Securities being sometimes collectively referred to herein as the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in the United States or to a United States resident, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Investor further represents that such Investor does not have any

                                       9.

contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person in the United States or to a United States Resident, with respect to any of the Regulation S Securities.

          3.3   Reliance Upon Investors' Representations.

                Each Investor understands that the Securities are not, and any Common Stock acquired on conversion thereof at the time of issuance may not be, registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof (in the case of Regulation D Securities) or Regulation S thereunder (in the case of Regulation S Securities), and that the Company's reliance on such exemptions is predicated on the Investors' representations set forth herein. Each Regulation D Investor realizes that the basis for the exemption may not be present if, notwithstanding such representations, the Investor has in mind merely acquiring the Regulation D Securities for a fixed or determinable period in the future, for sale if the market rises, or for sale if the market does not rise. No Regulation D Investor has any such intention.

          3.4   Receipt of Information.

                Each Investor believes such Investor has received all the information such Investor considers necessary or appropriate for deciding whether to purchase the Shares. Each Investor further represents that such Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects, and financial condition of the Company and to obtain such additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to such Investor or to which such Investor had access. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.

          3.5   Investment Experience.

                Each Investor represents that such Investor is experienced in evaluating and investing in securities of companies in the early stages of product research and development and acknowledges that such Investor is able to fend for himself, herself or itself, can bear the economic risk of such Investor's investment, and has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of the investment in the Shares. If other than an individual, Investor also represents that such Investor has not been organized for the purpose of acquiring the Shares.

          3.6   Accredited Investor or Qualified Regulation S Purchaser.

                (a)  The term "Accredited Investor" as used herein refers to:

                     (i) A person or entity who is a director or executive officer of the Company;

                                      10.

                     (ii) Any bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to
Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in
Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance Company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

                     (iii) Any private business development Company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

                     (iv) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

                     (v) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of such person's purchase exceeds $1,000,000;

                     (vi) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

                     (vii) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment; or

                     (viii) Any entity in which all of the equity owners are accredited investors.

     As used in this Section 3.6(a), the term "net worth" means the excess of total assets over total liabilities. For the purpose of determining a person's net worth, the principal residence owned by an individual should be valued at fair market value, including the cost of improvements, net of current encumbrances. As used in this Section 3.6(a), "income" means actual economic income, which may differ from adjusted gross income for income tax purposes. Accordingly, each Investor should consider whether such Investor should add any or all of the

                                      11.

following items to such Investor's adjusted gross income for income tax purposes in order to reflect more accurately such Investor's actual economic income: any amounts attributable to tax-exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, and alimony payments.

                (b) The term "Qualified Regulation S Purchaser" as used herein refers to a person or entity who is not a United States person, as such term is defined in Rule 902 promulgated under the Securities Act.

                (c) Each Regulation D Investor, as to such Investor, severally and not jointly, further represents to the Company that such Investor is an Accredited Investor.

                (d) Each Regulation S Investor, as to such Investor, severally and not jointly, further represents to the Company that such Investor is a Qualified Regulation S Purchaser.

          3.7   Restricted Securities.

                Each Investor understands that the Shares (and any Common Stock issued on conversion thereof) may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares (or the Common Stock issued on conversion thereof) or an available exemption from registration under the Securities Act, the Shares (and any Common Stock issued on conversion thereof) must be held indefinitely. In particular, each Investor is aware that the Shares (and any Common Stock issued on conversion thereof) may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about the Company. Such information is not now available and the Company has no present plans to make such information available.

          3.8   Legends.

                To the extent applicable, each certificate or other document evidencing any of the Shares or any Common Stock issued upon conversion thereof shall be endorsed with the legends set forth below:

                (a)  The following legend under the Securities Act:

                     "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

                                      12.

               (b) "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER CONTAINED IN A STOCK PURCHASE AGREEMENT BETWEEN THE HOLDER HEREOF OR SUCH HOLDER'S PREDECESSOR AND DENDREON CORPORATION (THE "COMPANY"). A COPY OF SUCH AGREEMENT IS AVAILABLE UPON WRITTEN REQUEST FROM THE SECRETARY OF THE COMPANY.

               (c) As to Regulation S Securities, the following legend under the Securities Act:

                    "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED PURSUANT TO REGULATION S OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE THEREWITH."

               (d) Any legend required by applicable state securities or "blue sky" laws.


          3.9  Public Sale.

               Each Investor agrees not to make, without the prior written consent of the Company, any public offering or sale of the Shares, or any Common Stock issued upon the conversion thereof, although permitted to do so pursuant to rule 144(k) promulgated under the Securities Act, until the earlier of (i) the date on which the Company effects its initial registered public offering pursuant to the Securities Act, (ii) the date on which the Company becomes a registered company pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, or (iii) five years after the Closing of the sale of the Shares to such Investor by the Company.

          3.10 Investor Location.

               If the Investor is an individual, then such Investor resides in the state or city specified in the address for such Investor set forth on the signature page hereto, unless otherwise indicated on such page; if the Investor is a partnership, corporation, limited liability company or other entity, then the office or offices of such Investor in which its investment decision was made is located at the address or addresses of the Investor set forth on the signature page hereto, unless otherwise indicated on such page.

     4.   Conditions of Investors' Obligations At Closing.

          The obligations of each Investor under subparagraph 1.1(b) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

                                      13.

          4.1  Representations and Warranties.

               The representations and warranties of the Company contained in
Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

          4.2  Performance.

               The Company shall have performed and complied with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

          4.3  Compliance Certificate.

               The Chief Executive Officer or Chief Financial Officer of the Company shall deliver to each Investor at the Closing a certificate certifying that the conditions specified in paragraphs 4.1, 4.2, 4.4 and 4.5 have been fulfilled.

          4.4  Qualifications.

               All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States, of any state therein, or of any foreign jurisdiction in which an Investor is located that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.

          4.5  Stockholders' Agreement.

               The Fourth Amended and Restated Stockholders' Agreement substantially in the form attached hereto as Exhibit B shall have been executed
                                             ---------
and delivered by the parties thereto.

          4.6  Opinion of Company Counsel.

               Each Investor shall have received from Company Counsel an opinion in substantially the form attached hereto as Exhibit C.
                                             ---------

     5.   Conditions of The Company's Obligations at Closing.

          The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before each Closing of each of the following conditions by such Investor:

          5.1  Representations and Warranties.

               The representations and warranties of each Investor contained in
Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

                                      14.

          5.2  Qualifications.

               All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States, of any state therein, or of any foreign jurisdiction in which an Investor is located that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.

     6.   Miscellaneous.

          6.1  Entire Agreement.

               This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants, except as specifically set forth herein or therein.

          6.2  Survival of Warranties.

               The warranties, representations, and covenants of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

          6.3  Successors and Assigns.

               Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including permitted transferees of any Shares sold hereunder or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          6.4  Governing Law.

               This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

          6.5  Counterparts.

               This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                      15.

          6.6  Titles and Subtitles.

               The titles and subtitles used in this Agreement are used for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

          6.7  Notices.

               All notices and other communications required or permitted under this Agreement shall be in writing and shall be mailed by first-class mail, postage prepaid, sent by facsimile or delivered personally by hand or nationally or internationally recognized courier (as the case may be) addressed to the party to be notified at the address or facsimile number indicated for such person on the signature page hereof, or at such other address or facsimile number as such party may designate by ten (10) days' advance written notice to the other parties hereto. All such notices and other written communications shall be effective on the date of mailing, confirmed facsimile transfer or delivery.

          6.8  Payment of Fees and Expenses.

               The Company and each Investor shall bear its, his or her own expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Stockholders' Agreement, any Ancillary Agreements or the Restated Certificate, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          6.9  Amendments and Waivers.

               Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of more than 50% of the Common Stock not previously sold to the public that is issued or issuable upon conversion of the outstanding Shares. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted), each future holder of all such securities, and the Company.

          6.10 Severability.

               If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          6.11 California Corporate Securities Law.

               THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH

                                      16.

SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

          6.12 Effect of Amendment or Waiver.

               Each Investor acknowledges that by the operation of paragraph 6.9 hereof the holders of more than fifty percent (50%) of the Common Stock not previously sold to the public that is issued or issuable upon conversion of the outstanding Shares will have the right and power to diminish or eliminate all rights of such Investor under this Agreement.

          6.13 Rights of Investors.

               Each holder of Shares (and Common Stock issued upon conversion thereof) shall have the absolute right to exercise or refrain from exercising any right or rights that such holder may have by reason of this Agreement or any Shares, including without limitation the right to consent to the waiver of any obligation of the Company under this Agreement and to enter into an agreement with the Company for the purpose of modifying this Agreement or any agreement effecting any such modification, and such holder shall not incur any liability to any other holder or holders of Shares (or Common Stock issued upon exercise thereof) with respect to exercising or refraining from exercising any such right or rights.

          6.14 Exculpation Among Investors.

               Each Investor acknowledges that such Investor is not relying upon any person, firm, or corporation, other than the Company and its officers and directors, in making this investment or decision to invest in the Company. Each Investor agrees that no Investor nor the respective controlling persons, officers, directors, partners, agents, or employees of any Investor shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Shares (and Common Stock issued upon conversion thereof).

          6.15 Qualified Small Business Stock.

               The Company covenants that so long as any of the Shares that are being purchased by the Investors hereunder, or the Common Stock into which such shares are converted, are held by an Investor (or a transferee in whose hands such Shares or Common Stock are eligible to qualify as Qualified Small Business Stock as defined in Section 1202(c) of the Internal Revenue Code of 1986, as amended (the "Code"), it will use reasonable efforts to comply with any applicable filing or reporting requirements imposed by the Code on issuers of Qualified Small Business Stock.

     In Witness Whereof, the parties have executed this Agreement as of the date first above written.

                                      17.

                                   Dendreon Corporation


                                   By: /s/ Martin A. Simonetti
                                      --------------------------------------
                                   Name: Martin A. Simonetti
                                        ------------------------------------
                                   Title: Chief Financial Officer
                                         -----------------------------------

                                   Address:  3005 First Avenue
                                             Seattle, WA 98121
                                             Facsimile No.: (206) 256-0571

                                      18.

                                        * See Schedule 1


                                        ________________________________________
                                        Name of Investor


                                        ________________________________________
                                        Signature


                                        ________________________________________
                                        Name


                                        ________________________________________
                                        Title

                 [SERIES E PREFERRED STOCK PURCHASE AGREEMENT]

                                   SCHEDULE 1
                                   ----------

Vulcan Ventures Inc.
GC&H Investments
Sears Living Trust Dtd 3/11/91
Martin A. & Mary Ann Simonetti

HealthCare Ventures V, L.P.
Sanderling Venture Partners IV Co-Investment Fund, L.P.

Kummell Investments Limited
New York Life Insurance Company

Shaw Venture Partners III, L.P.

Leavitt Investments, LP

China Development Industrial Bank
Johnson & Johnson Development Corporation
Pacific Wind LLC
Robert and Rebecca Forrester JT

                                      1.

SCHEDULE 2
----------
                             SCHEDULE OF EXCEPTIONS

     This Schedule of Exceptions is made and given pursuant to Section 2 of the Agreement. The paragraph numbers in this Schedule of Exceptions correspond to the paragraph numbers in the Agreement; however, any information disclosed herein under any paragraph number shall be deemed to be disclosed and incorporated into any other paragraph number under the Agreement where such disclosure would be appropriate. The inclusion of any matter herein as part of this Schedule should not be interpreted as indicating that the Company has determined that such matter is necessarily material to the Investors. Any terms defined in the Agreement shall have the same meaning when used in this Schedule of Exceptions as when used in the Agreement unless the context otherwise requires.

     Section 2.5
     -----------

     1. The Company is currently negotiating with Fresenius AG the issuance of 250,000 warrants to purchase the Company's Common Stock in connection with the termination of the License Agreement between the Company and Fresenius AG, dated February 27, 1998.

     Section 2.9
     -----------

     1. Employment Agreement, by and between the Company and David L. Urdal, dated December 2, 1996.

     2. Employment Agreement, by and between the Company and Christopher S. Henney, dated December 11, 1996.

     3. Agreement for Consulting Services, by and between the Company and Lowell E. Sears, dated October 30, 1995.

     4. License Agreement, by and between the Company and The Immune Response Corporation, dated April 30, 1997.

     5.   Restricted Stock Agreement, by and between the Company and Dr. Edgar
          G. Engleman, dated September 30, 1992.

     6. Restricted Stock Agreement, by and between the Company and Dr. Sam Strober, dated September 30, 1992.

     7. Restricted Stock Option Agreement, by and between the Company and Dr. Edgar G. Engleman, dated September 30, 1992.

     8. Nonstatutory Stock Option Agreement, by and between the Company and Lowell E. Sears, dated October 30, 1995.

     9. Vanni Business Park Industrial Lease, by and between the Company and Vanni Business Park General Partnership, dated October 27, 1992.

                                      2.

     10. Agreement (Strober Technology), by and between the Company and The Board of Trustees of the Leland Stanford Junior University, dated September 1, 1992.

     11. Agreement (Engleman Technology), by and between the Company and The Board of Trustees of the Leland Stanford Junior University, dated September 1, 1992.

     12. Agreement, by and between the Company and The Board of Trustees of the Leland Stanford Junior University, effective as of December 1, 1996.

     13. Collaborative Agreement for Development and Production, by and between Dendreon Corporation and Protein Sciences Corporation, dated August 12, 1999.

     14. Cell Processing Center Collaboration Agreement, by and between the American National Red Cross and Dendreon Corporation, dated August 16, 1999.

     15. Research and License Agreement, by and between Dendreon Corporation and Kirin Brewery Co., Ltd., dated February 1, 1999.

     16. Manufacturing and Supply Agreement, by and between Dendreon Corporation and Kirin Brewery Co., Ltd., dated July 27, 1999.

     17. Collaborative License Agreement, by and between Dendreon Corporation and Kirin Brewery Co., Ltd., dated December 10, 1998.

     18. Collaboration Agreement, by and between the Company and Trustees of Leland Stanford Junior University, dated September 24, 1996.

     19. Research Purchase Agreement, by and between the Company and Pharmacia Biotech AB, effective as of August 27, 1996.

     20. Resale Purchase Agreement, by and between the Company and Pharmacia Biotech AB, effective as of August 27, 1996, and addendum thereto, effective as of January 25, 1997.

     21. Development and Supply Agreement, by and between the Company and BioTransplant, Inc., effective as of August 22, 1996.

     22. Supply Agreement, by and between the Company and Osiris Therapeutics, Inc., effective as of February 28, 1997.

     23. Clinical Trial Agreements, by and between the Company and MD Anderson Cancer Center, dated January 1, 1996; University of Chicago, dated May 22, 1995; University of California San Francisco, dated March 13, 1997; Sacramento Center for Blood Research, dated March 20, 1997 and May 1, 1998; Washington University, dated March 24, 1997; Stanford University, dated April 1, 1996 and April 1, 1998; Marin Oncology Associates, dated October 7, 1997; Mayo Foundation, dated November 19, 1997; Scripps Clinic, dated January 6, 1998; and San Diego Hospital Association, dated April 15, 1998.

                                      3.

     24.  Amended and Restated Stockholders' Agreement, dated August 15, 1997.

     25.  Series A Preferred Stock Purchase Agreement, dated October 27,
          1992.

     26.  Series B Preferred Stock Purchase Agreement, dated January 26,
          1996.

     27.  Series C Preferred Stock Purchase Agreement, dated June 20,
          1997.

     28.  Series D Preferred Stock Purchase Agreement, dated July 10,
          1998.

     29. Collaboration Agreement, by and between the Company and the Mayo Foundation, dated July 10, 1997.

     30. Letter Agreement, by and between the Company and New York Life Insurance Company, dated July 29, 1997.

     31. Consent and Waiver, by and between the Company, The University of Brussels and The Immune Response Corporation, dated July 30, 1997.

     32. Sales, Licensing and Technology Agreement between the Company and Micra Scientific, Inc., dated August 20, 1997.

     33. Consulting Agreements with Samuel Strober and Edward Engleman, both dated October 27, 1997.

     34. Loan and Security Agreement, dated July 30, 1999, between the Company and Transamerica Business Credit Corporation in the amount of $3,000,000.

     35. License Agreement between the Company and Fresenius AG, dated February 27, 1998. The Company is negotiating a termination of this agreement whereby the Company contemplates issuing 250,000 warrants to purchase the Company's Common Stock.

     36. License Agreement between the Company and Ludwig Institute for Cancer Research, dated April 28, 1998.

     37. Master Lease Agreement dated July 31, 1998 between the Company and Alexander Real Estate for the lease of real property at 3005 First Avenue, Seattle, Washington.

     38. Home Purchase Loan by and between the Company and Madhusadan Peshwa, dated March 26, 1999 in the amount of $25,000.

     39. Home Purchase Loan by and between the Company and Reiner Laus, dated May 3, 1999 in the amount of $80,000.

     40. Equipment Lease Agreement between the Company and Transamerica Business Credit Corporation, dated October 7, 1997 in the amount of $1,000,000, amended and restated on April 19, 1999 for an additional amount of $500,000. A total of

                                      4.

          six draw-downs have taken place as of August 25, 1999 for a total amount of $1,402,740.82.

     41. Sub Lease Agreement dated March 19, 1999 between the Company and Halosource for the lease of real property at 3005 First Avenue, Seattle, Washington.

     42. Sub Lease Agreement dated June 18, 1999 and amended July 27, 1999 between the Company and Aviron for the lease of real property at 291 North Bernardo Avenue, Mountain View, California.

     Section 2.19
     ------------

     From time to time, the Company will be required to license Intellectual Property in order to conduct its business. The Company is actively seeking rights to in-process technology to license antigens and other technology compatible with that of the Company.

     Section 2.20
     ------------

     In connection with the Master Lease Agreement between the Company and Transamerica Business Credit Corporation ("Transamerica"), dated December 11, 1997 and amended and restated on April 28, 1999 and May 28, 1999, Transamerica has a security interest in certain of the Company's specific equipment.

                                      5.